EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:	Paul Caminiti/Carrie Bloom/Jonathan Doorley Sard Verbinnen & Co 212/687-8080

LADENBURG THALMANN REPORTS FOURTH QUARTER
AND FULL YEAR 2008 RESULTS

2008 Revenues Increase 26% Due to Acquisitions

________________________________________________________________________

MIAMI, FL, March 16, 2009 — Ladenburg Thalmann Financial Services Inc. (AMEX: LTS) today announced financial results for the fourth quarter and full year ended December 31, 2008.

Fourth Quarter 2008

Fourth quarter 2008 revenues were $35.7 million, a 30% decrease from revenues of $50.9 million in the fourth quarter of 2007. Net loss for the fourth quarter was $8.3 million, or $(0.05) per diluted share, a decrease from net income of $10.6 million, or $0.06 per diluted share, in the comparable 2007 period. The results for the fourth quarter 2008 included $15.9 million of revenue from Triad Advisors following the August 13, 2008 acquisition and $2.7 million of non-cash charges for depreciation, amortization and compensation expense, while the fourth quarter 2007 results included non-cash charges of $2.8 million.

Full Year 2008

Full year 2008 revenues were $121.0 million, a 26% increase over revenues of $95.8 million in 2007. The Company recorded a net loss of $20.3 million, or $(0.12) per diluted share, in 2008 compared to a net income of $9.4 million, or $0.06 per diluted share, in 2007. The results for 2008 included $79.2 million of revenue from its independent broker-dealers Investacorp and Triad (acquired August 13, 2008). Giving effect to the Triad acquisition for the full year, the Company’s revenue would have been $163.3 million for 2008. The results for 2008 included non-cash charges of $9.6 million for depreciation, amortization and compensation, interest expense of $4.5 million and professional services expense of $6.0 million. The results for 2007 included non-cash charges of $8.2 million for depreciation, amortization and compensation, interest expense of $2.3 million, professional services expense of $3.9 million and a $1.8 million loss on extinguishment of debt.

2008 EBITDA, as adjusted, was a loss of $5.9 million, compared to EBITDA, as adjusted, of $22.0 million for 2007. EBITDA, as adjusted, for the three months ended December 31, 2008 was a loss of $4.5 million, compared to $15.8 million for the 2007 period. EBITDA, as adjusted, for both periods excludes non-cash compensation expense and other items.

The following table presents a reconciliation of EBITDA, as adjusted, to net (loss) income as reported.

	Year ended		Three months ended
	December 31,		December 31,
(in thousands)	2008	2007	2008	2007
			(unaudited)
Total revenues	$120,970	$95,826	$35,674	$50,927
Total expenses	140,214	85,922 (1)	43,714	39,862
Pre-tax (loss) income	(19,244)	9,904 (1)	(8,040)	11,065
Net (loss) income	(20,263)	9,391 (1)	(8,306)	10,598
EBITDA as adjusted	(5,891)	22,005	(4,510)	15,817
Add:
Interest income	219	221	28	93
Sale of exchange memberships	519	-	214	-
Less:
Interest expense	(4,534)	(2,304)	(1,060)	(2,017)
Income tax expense	(1,019)	(513)	(267)	(467)
Depreciation and amortization	(3,292)	(1,491)	(1,051)	(573)
Non-cash compensation	(6,265)	(6,694)	(1,660)	(2,255)
Loss on extinguishment of debt	-	(1,833)	-	-

Net (loss) income	$(20,263)	$9,391	$(8,306)	$10,598

(1)	Includes $1,833 loss on extinguishment of debt.

Earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for gains or losses on sales of assets, non-cash compensation expense, and interest expense is a key metric the Company uses in evaluating its financial performance. EBITDA is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. The Company considers EBITDA, as adjusted, important in evaluating its financial performance on a consistent basis across various periods. Due to the significance of non-recurring items, EBITDA, as adjusted, enables the Company’s Board of Directors and management to monitor and evaluate the business on a consistent basis. The Company uses EBITDA, as adjusted, as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions regarding future operating investments and potential acquisitions. The Company believes that EBITDA, as adjusted, eliminates items that are not part of its core operations, such as interest expense and debt extinguishment expense, or do not involve a cash outlay, such as stock-related compensation. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

At December 31, 2008, shareholders’ equity was $51.3 million, as compared to $54.1 million as of December 31, 2007.

Dr. Phillip Frost, Chairman of Ladenburg, said, “Continued challenging market conditions in the fourth quarter impacted our overall 2008 results, which were below our expectations. Nevertheless, Ladenburg’s independent broker-dealer and advisory business performed well and 2008 was an important period for us as we continued to successfully build a well-balanced, growth-oriented public financial services company. We believe now more than ever in our model of creating a diversified investment bank that couples the recurring revenues of the independent brokerage and advisory business with the more volatile capital markets business. The addition of Investacorp and Triad, which together had 2008 pro forma revenues of approximately $122 million, made us one of the 25 largest independent broker-dealers. We are excited about Ladenburg’s growth prospects and believe that the current market turmoil presents opportunities for us, through acquisitions and recruiting, to significantly expand our market position over the coming years.”

Richard Lampen, President and Chief Executive Officer of Ladenburg, said, “We continue to take measures to position Ladenburg for more normal markets, including reducing operating expenses. At the same time, we remain committed to our long-term growth plan and continue to evaluate adding talented staff and potential acquisition opportunities on both sides of the business, many of which are becoming more attractively priced in this down cycle. We will proceed cautiously but opportunistically. Last, we are pleased to have retired approximately $17 million in debt in 2008.”

Triad Advisors Acquisition

On August 13, 2008, the Company completed its acquisition of Triad Advisors, Inc., which became a wholly-owned subsidiary of the Company by way of merger. Founded in 1998, Triad is a leading independent broker-dealer and investment advisor headquartered in Norcross, Georgia that offers a broad menu of products, services and total wealth management solutions to 400 independent contractor registered representatives located nationwide. The Triad acquisition significantly expands the Company’s presence in the independent broker-dealer area, one of the fastest growing segments of the financial services industry.

Stock Repurchase Program

In March 2007, the Company announced a share repurchase program to repurchase up to 2,500,000 shares using 15% of the Company’s EBITDA, as adjusted. During 2008, the Company repurchased 583,895 shares under this program for a total purchase price of approximately $1.1 million.

Deferred Underwriting Compensation

In connection with Ladenburg’s underwriting of SPAC offerings, Ladenburg receives compensation that includes normal discounts and commissions, as well as deferred fees payable to Ladenburg upon a SPACs completion of a business transaction. Such fees are not reflected in the Company’s results of operations until the underlying business combinations have been completed and the fees have been irrevocably earned. Generally, these fees may be received within 24 months from the respective date of the offering, or not received at all if no business combination transactions are consummated during such time period. SPACs are experiencing significant difficulty in recent periods in obtaining shareholder approval of business combination transactions because, among other things, many of their shareholders hold common stock trading at a discount to the cash amount per share held in trust. During 2008, Ladenburg received deferred fees of $5.3 million and incurred commissions and related expenses of $2.1 million. As of December 31, 2008, the Company had unrecorded potential deferred fees for SPAC transactions of approximately $36.3 million which, net of expenses, amounted to approximately $21.4 million.

About Ladenburg

Ladenburg Thalmann Financial Services, included in the Russell 2000(R) and Russell 3000(R) indices, is engaged in investment banking, equity research, institutional sales and trading, independent brokerage and advisory services and asset management services through its principal subsidiaries, Ladenburg Thalmann & Co. Inc., Investacorp, Inc. and Triad Advisors, Inc. Founded in 1876 and a New York Stock Exchange member since 1879, Ladenburg Thalmann & Co. is a full service investment banking and brokerage firm providing services principally for middle market and emerging growth companies and high net worth individuals. Investacorp, Inc., a leading independent broker-dealer headquartered in Miami Lakes, Florida, has been serving the independent registered representative community since 1978 and has approximately 500 independent financial associates nationwide. Founded in 1998, Triad Advisors, Inc. is a leading independent broker-dealer and registered investment advisor headquartered in Norcross, Georgia that offers a broad menu of products, services and total wealth management solutions to approximately 400 independent financial advisors located nationwide. Ladenburg Thalmann Financial Services is based in Miami, Florida. Ladenburg Thalmann & Co. is based in New York City, with regional offices in Miami and Boca Raton, Florida; Melville, New York; Lincolnshire, Illinois; Los Angeles, California; and Princeton, New Jersey. For more information, please visit www.ladenburg.com.

# # #

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial results and profitability, statements regarding future growth, statements regarding growth of the independent brokerage area, statements regarding potential acquisitions, statements regarding our market position and statements regarding our investment banking business. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of the Company’s business. These risks, uncertainties and contingencies include those set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2008 and other factors detailed from time to time in its other filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that the Company’s quarterly revenue and profits can fluctuate materially depending on many factors, including the number, size and timing of completed offerings and other transactions. Accordingly, the Company’s revenue and profits in any particular quarter may not be indicative of future results. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

[Financial Table Follows]

LADENBURG THALMANN FINANCIAL SERVICES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share and per share amounts)

	Year ended		Three months ended
	December 31,		December 31,
	2008	2007	2008	2007
			(unaudited)
Revenues:
Investment banking	$14,714	$55,401	$1,328	$30,548
Commissions and fees	97,615	31,958	32,997	17,270
Asset management	2,721	3,028	572	955
Principal transactions	(2,736)	251	(2,284)	(48)
Interest and dividends	3,974	2,970	971	1,027
Other income	4,682	2,218	2,090	1,175

Total revenues........................ ......	120,970	95,826	35,674	50,927
Expenses:
Compensation and benefits	42,378	48,918	10,693	20,754
Non-cash compensation	6,265	6,694	1,660	2,255
Commissions and fees	61,006	9,012	21,769	9,012
Brokerage, communication and clearance fees	5,987	3,976	2,111	1,180
Rent and occupancy, net of sublease revenue	3,222	1,307	1,252	127
Professional services	5,976	3,944	1,906	1,264
Interest	4,534	2,304	1,060	2,017
Depreciation and amortization	3,292	1,491	1,051	573
Loss on extinguishment of debt	—	1,833	—	—
Other	7,554	6,443	2,212	2,680

Total expenses .........	140,214	85,922	43,714	39,862

(Loss) income before income taxes ....	(19,244)	9,904	(8,040)	11,065
Income tax expense........................................... ...	1,019	513	266	467

Net (loss) income ......	$(20,263)	$9,391	$(8,306)	$10,598

Net (loss) income per common share:
Basic	$(0.12)	$0.06	$(0.05)	$0.07
Diluted	$(0.12)	$0.06	$(0.05)	$0.06
Weighted average common shares used in computation of per share data:
Basic	165,812,495	157,355,540	171,655,110	160,303,297

Diluted	165,812,495	168,484,469	171,655,110	169,016,762